EXHIBIT 99.2

PAYOR’S NAME: GOLD KIST HOLDINGS, INC.
Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below. See instructions if your name has changed).
Address
SUBSTITUTE	City, State and ZIP Code
Form W-9	List account number(s) here (optional)
Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or TIN
Part 2—Check the box if you are NOT subject to backup withholding because you are not a U.S. person, and either: (1) you are exempt from backup withholding; (2) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified you that you are no longer subject to backup withholding ☐
Part 3—CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. Awaiting TIN ☐ SIGNATURE DATE

Note: FAILURE	TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO REDEMPTION AND THE CONVERSION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9 ABOVE.

CERTIFICATE OF AWAITING TAXPAYER TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payor, a portion of all payments made to me pursuant to the redemption and the conversion shall be retained until I provide a taxpayer identification number to the payor and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts shall be remitted to the Internal Revenue Service as a backup withholding and all reportable payments made to me thereafter will be subject to backup withholding until I provide a number.

SIGNATURE

DATE